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                                   Exhibit 1

                                POWER OF ATTORNEY


                  Know all by these presents, that the undersigned hereby constitutes and appoints William A. Frewin, Jr., the undersigned's true and lawful attorney-in-fact to:

         (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, beneficial owner and/or trustee of stock of Cablevision Systems Corporation (the "Company") (i) Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder and (ii) all forms and schedules in accordance with Section 13(d) of the Exchange Act and the rules thereunder (together, the "Forms and Schedules");

         (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and Schedules and timely file such Forms nd Schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

                  The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The


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undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or
Section 13 of the Exchange Act.

                  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the Forms and Schedules with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

                  IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 13th day of February, 1995.

                                                     /s/ Paul Joseph Dolan
                                                     ---------------------
                                                         Paul Joseph Dolan


                              CONFIRMING STATEMENT

                  This Statement confirms that the undersigned has authorized and designated William A. Frewin, Jr. to execute and file on the undersigned's behalf all the Forms and Schedules (including any amendments thereto) that the undersigned may be required to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Cablevision Systems Corporation. The authority of William A. Frewin, Jr. under this Statement shall continue until the undersigned is no longer required to file the Forms and Schedules with regard to the undersigned's ownership of or transactions in securities of Cablevision Systems Corporation, unless earlier revoked in writing. The undersigned acknowledges that William A. Frewin, Jr. is not assuming, nor is Cablevision Systems Corporation assuming, any of the undersigned's responsibilities to comply with
Section 16 or Section 13 of the Securities Exchange Act of 1934.


                                                     /s/ Paul Joseph Dolan
                                                     ---------------------
                                                         Paul Joseph Dolan

Dated as of February 13, 1995



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